EXHIBIT 99.1

Adaptive Biotechnologies Reports Second Quarter 2026 Financial Results

SEATTLE, Jul. 29, 2026 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended June 30, 2026.

“We delivered an exceptional second quarter, driven by expanding growth and profitability in MRD, including both our clinical and biopharma businesses,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “The combination of our operating performance, fortified balance sheet and plan to separate the Immune Medicine business enhances our ability to create long-term value for our shareholders.”

Recent Highlights

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Revenue for the second quarter of 2026 was $71.6 million. The MRD business, which contributed 92% of revenue, grew 33% versus the second quarter of 2025.
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clonoSEQ® test volume in the second quarter of 2026 increased 43% to 36,111 tests delivered versus the second quarter of 2025.
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Completed a $345 million zero-coupon convertible senior notes offering, repaid the OrbiMed Purchase Agreement, and increased financial flexibility to support strategic priorities.
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The company announced plans to pursue a separation of its MRD and Immune Medicine businesses.
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Harlan Robins is transitioning roles at Adaptive from Chief Scientific Officer to a strategic consultant focused on key MRD R&D initiatives and the separation of the Immune Medicine business.
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Raising full year 2026 MRD revenue guidance to a new range of $268 million to $278 million, implying annual growth of 26% to 31%.

Second Quarter 2026 Financial Results

Revenue was $71.6 million for the quarter ended June 30, 2026, representing a 22% increase from the second quarter in the prior year. Excluding revenue recognized under the Genentech Agreement, which did not generate revenue in the quarter ended June 30, 2026, revenue for the current quarter increased 30% from the second quarter in the prior year. MRD revenue was $66.2 million for the quarter, representing a 33% increase from the second quarter in the prior year. Immune Medicine revenue was $5.4 million for the quarter, representing a 40% decrease from the second quarter in the prior year. Excluding revenue generated from the Genentech Agreement, Immune Medicine revenue for the quarter ended June 30, 2026 increased 8% from the second quarter in the prior year.

Operating expenses for the second quarter of 2026 were $87.3 million, compared to $83.9 million in the second quarter of the prior year, representing an increase of 4%.

Interest and other income, net was $2.3 million for the second quarter of 2026, compared to $2.4 million in the second quarter of the prior year. Interest expense was $2.7 million for the second quarter of 2026, compared to $2.9 million in the second quarter of the prior year.

Net loss was $39.9 million for the second quarter of 2026, compared to $25.6 million for the same period in 2025. Excluding the loss recognized on the settlement of the OrbiMed Purchase Agreement, net loss was $16.2 million for the second quarter of 2026. Excluding revenue generated from the Genentech Agreement, net loss was $29.5 million for the second quarter of 2025.

Adjusted EBITDA (non-GAAP) was a loss of $0.7 million for the second quarter of 2026, compared to a loss of $7.2 million for the second quarter of the prior year. Excluding revenue generated from the Genentech Agreement, Adjusted EBITDA was a loss of $11.1 million for the second quarter of 2025.

Cash, cash equivalents and marketable securities was $371.7 million as of June 30, 2026, inclusive of $15.1 million of cash and cash equivalents held by Digital Biotechnologies, Inc.

2026 Updated Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $268 million and $278 million, updated from the previous range between $260 million and $270 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue, to be between $350 million and $355 million, updated from the previous range between $350 million and $360 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its second quarter 2026 financial results after market close on Wednesday, July 29, 2026 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business segments: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer and autoimmune disorders. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for long-lived assets, restructuring expense, share-based compensation expense and revenue interest liability extinguishment loss. We define our segment Adjusted EBITDA in the same way to the extent the net loss attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest income and interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;

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long-lived assets impairment costs; and
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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities, reductions in workforce and our revenue interest liability extinguishment loss.

In addition, Adjusted EBITDA, including segment Adjusted EBITDA, may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations and FP&A

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$71,553	$58,879	$142,427	$111,322
Operating expenses
Cost of revenue	20,165	17,999	38,873	34,978
Research and development	19,153	24,134	42,776	48,337
Sales and marketing	26,414	23,573	52,760	46,620
General and administrative	21,168	17,786	42,152	35,185
Amortization of intangible assets	423	423	842	842
Total operating expenses	87,323	83,915	177,403	165,962
Loss from operations	(15,770)	(25,036)	(34,976)	(54,640)
Interest and other income, net	2,256	2,391	4,336	5,070
Interest expense	(2,694)	(2,948)	(5,583)	(5,853)
Loss on revenue interest liability extinguishment	(23,733)	—	(23,733)	—
Net loss	(39,941)	(25,593)	(59,956)	(55,423)
Add: Net loss (income) attributable to noncontrolling interest	153	(21)	135	(43)
Net loss attributable to Adaptive Biotechnologies Corporation	$(39,788)	$(25,614)	$(59,821)	$(55,466)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.25)	$(0.17)	$(0.38)	$(0.37)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	159,855,257	152,082,284	157,700,126	150,646,632

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$169,873	$70,495
Short-term marketable securities (amortized cost of $174,510 and $156,246, respectively)	174,382	156,485
Accounts receivable, net	49,513	50,365
Inventory	10,497	9,820
Prepaid expenses and other current assets	16,298	13,020
Total current assets	420,563	300,185
Long-term assets
Property and equipment, net	29,451	34,107
Operating lease right-of-use assets	39,122	40,616
Long-term marketable securities (amortized cost of $27,564 and $13,220, respectively)	27,480	13,234
Restricted cash	2,728	2,689
Intangible assets, net	884	1,726
Goodwill	118,972	118,972
Other assets	1,478	1,207
Total assets	$640,678	$512,736
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,241	$6,467
Accrued liabilities	10,651	7,700
Accrued compensation and benefits	9,742	16,992
Current portion of operating lease liabilities	8,823	8,920
Current portion of deferred revenue	53,255	45,194
Current portion of revenue interest liability, net	—	4,642
Total current liabilities	87,712	89,915
Long-term liabilities
Operating lease liabilities, less current portion	66,800	70,228
Deferred revenue, less current portion	608	1,006
Revenue interest liability, net, less current portion	—	126,566
Convertible senior notes, net	334,876	—
Other long-term liabilities	20	20
Total liabilities	490,016	287,735
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at June 30, 2026 and December 31, 2025; no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at June 30, 2026 and December 31, 2025; 159,059,622 and 153,779,418 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	16	15
Additional paid-in capital	1,566,254	1,581,848
Accumulated other comprehensive (loss) gain	(212)	253
Accumulated deficit	(1,423,144)	(1,363,323)
Total Adaptive Biotechnologies Corporation shareholders’ equity	142,914	218,793
Noncontrolling interest	7,748	6,208
Total shareholders’ equity	150,662	225,001
Total liabilities and shareholders’ equity	$640,678	$512,736

Adjusted EBITDA

The following is a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss attributable to Adaptive Biotechnologies Corporation	$(39,788)	$(25,614)	$(59,821)	$(55,466)
Interest and other income, net	(2,256)	(2,391)	(4,336)	(5,070)
Interest expense	2,694	2,948	5,583	5,853
Depreciation and amortization expense	3,695	4,502	7,532	9,233
Impairment of long-lived assets	—	—	347	—
Restructuring expense	77	—	720	—
Share-based compensation expense	11,119	13,359	23,047	25,506
Loss on revenue interest liability extinguishment	23,733	—	23,733	—
Adjusted EBITDA	$(726)	$(7,196)	$(3,195)	$(19,944)

Segment Information (Including Segment Adjusted EBITDA)

The following sets forth segment information for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
MRD:
Revenue	$66,168	$49,938	$133,261	$93,659
Adjusted EBITDA	9,116	1,912	21,254	(2,199)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$382	$(7,180)	$3,744	$(19,418)
Depreciation and amortization expense	2,409	2,455	4,790	5,118
Impairment of long-lived assets	—	—	—	—
Restructuring expense	77	—	325	—
Share-based compensation expense	6,248	6,637	12,395	12,101
Adjusted EBITDA	$9,116	$1,912	$21,254	$(2,199)

Immune Medicine(1):
Revenue	$5,385	$8,941	$9,166	$17,663
Adjusted EBITDA	(6,269)	(5,721)	(16,629)	(10,827)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(10,055)	$(11,770)	$(25,984)	$(22,689)
Depreciation and amortization expense	826	1,585	1,831	3,208
Impairment of long-lived assets	—	—	347	—
Restructuring expense	—	—	395	—
Share-based compensation expense	2,960	4,464	6,782	8,654
Adjusted EBITDA	$(6,269)	$(5,721)	$(16,629)	$(10,827)

(1) Expenses related to Digital Biotechnologies, Inc. are no longer included in the Immune Medicine segment.